HYUNDAI CORPORATION
226, 1GA, SINMUNNO, JONGNO-GU, SEOUL, 110-793, KOREA
TEL: 82-2-390-1464 FAX: 82-2-390-1051 http://www.hyundaicorp.com

TRADEMARK LICENSE AGREEMENT
商标许可合同

CONTRACT NO.: NB2-LA080910-JS01

合同号：NB2-LA080910-JS01

DATE: 10 September 2008

日期：2008 年 9 月 10 日

THIS TRADEMARK LICENSEE AGREEMENT ("Agreement") is made by and between

此商标许可合同(以下简称"合同")由以下公司签订：

(1) Hyundai Corporation, a company duly incorporated and existing under the laws of Korea and having its principal place of business at 226, 1Ga, Sinmunno, Jongno-Gu, Seoul, Korea ("Licensor"); and
现代综合商事株式会社(以下简称许可方)，公司韩国法定地址位于大韩民国汉城特别市钟路区新门路 1 街 226 号，和

(2) HYUNDAI LIGHT & ELECTRIC (HZ) CO., LTD., a company duly incorporated and existing under the laws of China and having its principal place of business at No.29 Huanzhen Xi Road, Shuikou Town, Huizhou, Guangdong, P.R. China.
现代照明电气(惠州)有限公司(以下简称被许可方)，公司中国法定地址位于中华人民共和国广东省惠州市水口镇环镇西路 29 号纳伟仕工业园。

The Parties have hereby agreed that the Licensor appoints the Licensee as its licensee and grants the Licensee the trademark license as follows:

双方据此同意许可方指定被许可方为其被许可方，并按如下条款准予被许可方商标许可。

Licensed Trademarks 被许可商标	[As set forth in the Annex 1 hereof.] 如附件 1 所示
Licensed Products 被许可产品	[As underlined among the Products listed in the Annex 2 hereof.] 如附件 2 产品表中所述。
Territory 区域	[People's Republic of China] 中华人民共和国
Term 期限	[1st Term: Aug 1, 2008 ~ July 31, 2009] 第一期：2008 年 8 月 1 日到 2009 年 7 月 31 日 [2nd Term: Aug 1, 2009 ~ July 31, 2010] 第二期：2009 年 8 月 1 日到 2010 年 7 月 31 日
Minimum Royalties 最低商标使用费	1st year: USD [redacted] 第一年：[redacted] 美金 2nd year: USD [redacted] 第二年：[redacted] 美金
Payment Schedule of the Minimum Royalties 最低商标使用费付款时间表	[As listed in the Annex 3 hereof.] 按季度支付如附件 3 所列。
Running Royalty Rate 实际商标使用费率	[redacted]

Minimum Sales Amounts 最低销售额	1st year: fixed sum of USD [redacted] 第一年: 固定金额 [redacted] 美金 2nd year: fixed sum of USD [redacted] 第二年: 固定金额 [redacted] 美金

The terms and conditions on next pages shall form part of this Agreement. If the terms and conditions on next pages contradict the terms and conditions contained on this cover page and the attached pages of the Annexes of this Agreement, then the latter shall prevail.
以下页中的条款构成此合同。 如以下页中的条款与此合同封面页和附件页中内容相冲突，以后者为准。

HYUNDAI CORPORATION
现代综合商事株式会社

NAME: Seungho Chang
姓名: 张胜皓
TITLE: General Manager
职位: 总经理

HYUNDAI LIGHT & ELECTRIC (HZ) CO., LTD.
现代照明电气(惠州)有限公司

NAME: Li Xue Mei
姓名: 厉雪梅
TITLE: President
职位: 总裁

TRADEMARK LICENSE AGREEMENT
商标许可合同

WHEREAS the Licensor is the owner of the Licensed Trademarks; and
鉴于，许可方为被许可商标的所有者，并且

WHEREAS the Licensee wishes to manufacture the Licensed Products and acquire from the Licensor the right to sell such Licensed Products in the Territory.
鉴于，被许可方希望生产被许可产品，并从许可方处获得在区域销售被许可产品的权利。

NOW THEREFORE, in consideration for the mutual covenants and premises contained in this Agreement, the parties agree as follows:
现鉴于，考虑到此合同中双方契约和前提， 双方同意如下条款：

Article 1. Definitions
条款 1　　定义

In this Agreement (including the Annexes), unless the context otherwise requires, the following words and expressions have the following meanings:
在此合同中（包括附件），除非上下文另外要求，以下文字和表达意思如下：

1.1 "Licensed Product" means the products which are manufactured and supplied with the Licensed Trademark attached thereto by the Licensee, as specified in the Annex 2 hereof.
"被许可产品" 指被许可方的生产和供给的附上被许可商标的产品， 如附件 2 所指定。

1.2 "Licensed Trademark" means any trademark, trade name, mark, logotype, internet domain name or other indication of the Licensor, including the letters and the word 'HYUNDAI', as shown in the Annex 1 hereof.
"被许可商标" 指所有商标、商品名、徽标、互联网域名或者其他许可方的指示，包括字母和"现代"一词，如附件 1 所示。

1.3 "Minimum Sales Amount" means the target amount which the Licensee must achieve by manufacturing or selling the Licensed Products during each term under the Licensed Trademark.
"最低销售额"指被许可方用被许可商标生产或销售被许可产品应达到的目标数量。

1.4 "Minimum Royalty" means the minimum monetary sum to be paid to the Licensor as a part of the Royalty for the each term, which is determined in a fixed amount irrespective of the quantity of the Products sold by the Licensee during said term.
"最低商标使用费" 指在上述期限中，不考虑被许可方产品销售的数量而决定一个固定的数量，作为每年期的商标使用费的一部分支付给许可方的最低金额合计。

1.5 "Person" means an individual, firm, corporation, partnership, joint venture, limited liability company, syndicate, association, union, trust, estate or any other entity or organization.
"人" 指个人、公司、社团、合伙企业、合资公司、有限责任公司、企业联合、协会、联盟、信用、不动产或所有其它实体或组织。

1.6 "Territory" means the country as set forth on the cover page of this Agreement.
"区域"指此合同封面页所列明的国家。

Article 2. Grant of License
条款 2　　许可的准予

2.1 Subject to the other terms and conditions set forth herein, the Licensor hereby grants to the Licensee a non-assignable, non-transferrable, non-sub-licensable license to use the Licensed Trademark for the sole purposes of manufacturing, selling, marketing and other related auxiliary activities in regards to the Licensed Products within the Territory, unless Licensee obtains the approval from Licensor.
根据在此提出的其它条款，许可方据此同意被许可方在区域内对被许可产品使用被许可商标进行以生产、销售、买卖和其它相关的附属业务为唯一目的的活动，此许可是不可分配，不可转让，不可分授权的，除非被许可方从许可方处得到同意。

2.2 Licensee shall not use the Licensed Trademark for any other purposes except as specifically provided in this Agreement.
被许可方不可在任何此合同明确规定用途外使用被许可商标。

Article 3. Scope of the Licensed Products

条款 3 被许可产品的范围

3.1 The Licensed Products under this Agreement shall be as set forth in Annex 2 hereof.
此合同下的被许可产品如附件 2 所列。

3.2 The parties may agree to include or exclude any products from the scope of this Agreement in writing. Notwithstanding any other provision to the contrary in this Agreement, unless and until the initial production of any Licensed Products is made by the Licensee, such Licensed Products shall not be included in the scope of this Agreement, and if any of the Licensed Products has not been manufactured by the Licensee for twelve (12) consecutive months it shall be automatically excluded from the scope of this Agreement. The Licensor is entitled to use, assign or license the Licensed Trademarks to a third party for any products that is excluded from the scope of this Agreement.
双方书面同意包括或排除此合同中的产品范围。尽管此合同中有其他相反规定，除非直到被许可方订购每个被许可产品的首个订单确立，否则该被许可产品将不包括在此合同范围内。如在连续 12 个月内被许可方没有从授权供应商处订单任何一个被许可产品，该产品将被自动从此合同中排除。许可方将有资格在任何已排除在此合同范围外的产品上使用，分配或许可被许可商标给第三方。

3.3 The Licensee should not sell, import, export or otherwise distribute any product identical, similar or competing with the Licensed Products.
被许可方不可与被许可产品一起销售、进口、出口或另外分配任何相同、相似或竞争产品。

Article 4. Territory

条款 4 区域

4.1 Territory shall be as set forth on the cover page of this Agreement.
区域如此合同封面页所述。

4.2 The Licensee shall not, whether directly or indirectly, market or sell any Licensed Product outside of the Territory unless otherwise approved by the Licensor.
除非另外得到许可方认可，被许可方不可直接或间接在区域外上市或销售被许可产品

4.3 If the Licensee is or becomes aware of any Person who sells, imports, exports or otherwise distributes any Product in the Territory, the Licensee shall inform the Licensor of such Person.
如被许可方得知任何人在区域内销售，进口，出口或另外分配任何产品，应将其通知给许可方。

Article 5. Effectiveness

条款 5 效力

5.1 This Agreement shall be effective for a period as set forth on the cover page of this Agreement from the date in which, after execution of this Agreement, a full payment of the first installment of the Minimum Royalty under Article 9 has been made, in other words, without full payment of the first installment of Minimum Royalty this Agreement shall be regarded null and void.
此合同将在条款 9 所述的最低商标使用费第一笔款全部付款后生效，有效期如此合同封面页所述时期。换句话说，如没履行第一笔最低商标使用费全部付款，此合同将被视为无效。

5.2 In case that Licensee fails to pay full payment of the first installment of Minimum Royalty within 20 working days after above signed date, this Agreement become invalid, therefore, any payment of first installment later than 20 calendar days after above signed date shall be ineffective.
如被许可方在以上合同签订日后 20 天工作日内不能完全支付第一笔最低商标使用费，此合同将无效。因此，任何晚于以上签约日 20 天的付款将无效。

5.3 This Agreement may be renewed only by a written agreement between both Parties. Any subsequent term shall also be renewed by a written agreement between both Parties.
此合同可由双方书面合同更新。 所有后续期限也可由双方书面合同更新。

Article 6. Minimum Sales Amounts

条款 6 最低销售额

6.1 The Minimum Sales Amounts shall be as set forth on the cover page of this Agreement.
最低销售额如合同封面页所列。

6.2 The Minimum Sales Amounts shall mean Licensee's overall Sales amount of Licensed Products in ex-factory price, which shall be calculated based on the Monthly Sales Report made by the Licensor as set forth in Annex 4.
最低销售额指被许可方以出厂价计算的被许可产品的全部销售额，由许可方根据附件 4 所述的每月销售报告计算所得。

Article 7. Royalties

条款 7 商标使用费

7.1 Minimum Royalties.
最低商标使用费

(a) Licensee shall pay to the Licensor the fixed Minimum Royalty of [redacted] to the Minimum Sales Amount in the amount set forth on the cover page of this Agreement, each of which shall be paid on or before the 15th calendar day of each month on the payment schedule, as set forth in Annex 3 of this Agreement.
被许可方应按此合同封面页所列支付许可方最低销售额的[redacted]作为固定最低商标使用费。每期费用应根据附件 3 所述，按付款时间表在各个付款月份的 15 号前或当日支付。

(b) In the event this Agreement is renewed for the further terms, the Minimum Royalty for such subsequent renewals shall be separately agreed between the Parties.
如此合同进行进一步的更新，后来更新的最低商标费应得到双方各自的同意。

7.2 Running Royalties.
实际商标使用费

The Running Royalty Rate shall be as set forth on the cover page of this Agreement.
实际商标使用费率如合同封面页所列。

(a) In the event the Licensee's aggregate sales amount during the each term does not exceed the Minimum Sales Amount, the Licensee shall not be obligated to pay Running Royalty for the said term in addition to the payment of the Minimum Royalty as set forth in Article 9.1 above.
如被许可方每期的总销售额没有超过最低销售额，被许可方没有责任支付上述期限内除条款 9.1 所述的最低商标使用费外的实际商标使用费。

(b) In the event the Licensee's aggregate sales amount during the each term exceeds the Minimum Sales Amount during the said term, the Licensee shall pay the Running Royalty, calculated by the Licensee's aggregate sales amount in excess of the Minimum Sales Amount multiplied by the Running Royalty Rate, which shall be paid on or before the 15th calendar day of the month immediately following the month in which the Minimum Sales Amount has been exceeded and every month thereafter.
如被许可方每期的总销售额超过上述期限内最低销售额，被许可方应支付实际商标使用费，计算为被许可方超过最低销售额的总销售额乘以实际商标使用费率，应在超过最低销售额当月及其后月份紧随的下一个月 15 号前或当日支付。

7.3 Method of Payment.
付款方式
The Licensee shall remit all Royalty payments in agreed currency by telegraphic transfer to a bank account designated by the Licensor. The Licensor may, at its own discretion, change the manner and/or method of payment.
被许可方应将商标费以经过协商流通的方式电汇到许可方指定银行帐户。许可方可根据自身判断修改付款方式和/或方法。

7.4 Non-Refundability of Paid Royalties.
已付商标使用费的无返还
All Royalties paid to the Licensor shall not be refundable under any circumstances, including, but not limited to, expiration and termination of this Agreement.
对于所有已付给许可方的商标使用费在任何情况下都不可被返还，包括，但不局限于此合同到期和终止。

7.5 Overdue Interest.
逾期利息
For any overdue payment of the Royalties, the Licensee shall additionally pay an interest, calculated at the rate of [redacted] per annum of the overdue payment amount until such overdue payment has been made in full.
对于所有延迟支付的商标使用费，被许可方应另外支付利息，计算按到完全支付过期款项为止的延迟天数支付逾期费用的年[redacted]作为利息。

7.6 Tax.
税务
All payments made under this Agreement shall be in net, free from and clear of any deductions for taxes and assessments levied or to be levied outside of Korea. The Licensee shall pay all the taxes and assessments, including the withholding tax levied or to be levied outside of Korea.
此合同中所有被许可方支付的费用为净费用，不含任何在韩国以外发生或者征收的税额扣除。被许可方应承担在韩国以外区域征收的税务，包括代扣所得税的征收。

Article 8. Report & Audit

条款 8 报告和审计

8.1 On or before the 15th calendar day of the month immediately following each quarter, the Licensee shall provide the Licensor with a Monthly Sales Report, stating the details of the sales of the Licensed Products occurred from the first day through the last day of the previous month, in the form shown in Annex 4.

在紧随每季度后月份的 15 号前或当日，被许可方应按附件 4 表格提供许可方每月销售报表，陈述从先前月份第一天到最后一天发生的被许可产品的销售额。

8.2 If and when the Licensee's aggregate sales amount for the each term exceeds the Minimum Sales Amount, the Licensee shall, on or before the 15th calendar day of the month immediately following the month in which the Minimum Sales Amount has been exceeded, provide the Licensor with a Monthly Sales Report, stating the details of the sales of the Licensed Products occurred from the first day of the month in which the Minimum Sales Amount has been exceeded, and a Monthly Sales Report for every month thereafter (in lieu of the Monthly Sales Report) in the form shown in the Annex 4 hereof.

如当被许可方每期的总销售额超过最低销售额，被许可方应在超过最低销售额当月紧随的下一个月 15 号前或当日提供给许可方附件 4 所示的每月销售报表，陈述从先前超过最低销售额月份第一天到最后一天发生的被许可产品的销售额，并提供其后每个月的月销售报表（代替每月销售报表）。

8.3 The copies of the relevant Sales information shall be attached to each Sales report.

相关销售资料的复印件应随每份销售报表附上。

8.4 The Licensee shall provide the Licensor monthly Business Report regarding the marketing and sale status of the Products in writing.

被许可方应每月书面提供给许可方关于产品营销和销售的商业报告。

8.5 The Licensee shall keep true and complete books of account and records covering all businesses carried out hereunder and shall permit the Licensor and/or an independent certified public accountant designated by the Licensor to examine such books and records at any reasonable time. If there is a difference of [redacted]% or more between the sales amounts in such books and records and the Reports received by the Licensor, this shall be regarded as a breach of agreement, and Licensee shall also pay penalty by [redacted] times of Royalty amount for the difference, and all the costs and expenses for the audit shall be borne by Licensee as well.

被许可方应保留与交易相关的所有真实和完整的财务记录和账簿，并允许许可方和/或由许可方雇用的独立持照会计师在任何合理的时间检查上述记录和账簿。如许可方发现记录和账簿同报表之间存在[redacted]%的差额，将被视为违反合同，被许可方应支付按差额计算的[redacted]商标使用费，所有审计的费用和开支由被许可方承担。

Article 9. Advertisements & Sales of the Products

条款 9 产品的销售和广告

9.1 The Licensee shall be responsible for carrying out its advertisements for the Licensed Products in the Territory at its own costs and expenses.

被许可方应负责在区域内被许可产品广告实施的费用和开支。

9.2 In order to maintain and enhance the sales of the Licensed Products in the Territory, the Licensee shall make utmost efforts to market and sell the Licensed Products with full respect for the Licensed Trademarks. If the Licensee makes a special sale with promotional gifts, the Licensee shall secure

the Licensor's prior written approval.

为维护和提高被许可产品在区域内的销售，被许可方应在对被许可商标充分尊重的前提下努力开拓市场和销售被许可产品。如被许可方要促销礼品进行特殊销售活动，应得到许可方事先书面批准。

Article 10. Manner of Use of the Trademarks & Maintenance of the Product Quality

条款 10 商标使用的方式和产品质量的维护

10.1 The Licensed Trademark under this Agreement shall be as set forth in Annex 1.
此合同下的被许可商标如附件 1 所示。

10.2 The Licensee shall not attach, affix, label or otherwise use any trademark, trade name or logo, etc. other than the Licensed Trademarks on the Licensed Products.
被许可方不可在被许可产品上贴上、附上、贴标签于或另外使用被许可商标以外的任何商标、商品名或徽标等

10.3 The Licensee shall make best efforts to form and maintain good image of the Licensed Trademarks in the Territory.
被许可方应当尽全力在区域内塑造并维护被许可商标的良好形象。

10.4 The Licensee shall not use the Licensed Trademarks on any Licensed Product itself or other related materials, including, but not limited to, the packaging, printed material and advertisement materials, in the manner other than those previously approved in writing by the Licensor. The manner of using the Licensed Trademarks includes, without limitation, colors, forms and sizes of the Licensed Trademarks. The Licensee shall neither change the manner of use nor combine the Licensed Trademarks with any other letters, names, trademarks, marks or other indications.
被许可方不得在任何未经许可方书面预先批准的被许可产品或其它材料，包括但不限于包装材料、印刷材料和广告材料上使用被许可商标。被许可商标使用方式包括但不限于被许可商标颜色、字体和大小。被许可方不得改变被许可商标的使用方法或者用任何其它字母、名称、商标或其它标示改变商标的组合方法。

10.5 All Products shall bear the legend "Licensed by Hyundai Corporation, Korea." on Products and their package, and if this clause must be changed, it shall be instructed by Licensor.
所有商品应当在产品及其包装上张贴标签注明："韩国现代综合商事株式会社授权制造"。

10.6 The Licensee shall submit to the Licensor for written approval the design and/or samples of packaging, labels, advertising and promotional materials on which the Licensee desires to use the Licensed Trademarks prior to such use.
被许可方应在使用前发送所希望使用被许可商标的产品设计和/或包装、标签、广告和推广材料给许可方，以获得批准。

10.7 The Licensee shall provide the Licensor with photographs, pictures and specifications of each model of the Licensed Products and obtain a prior written approval from the Licensor for the manufacture of such model.
被许可方应发送每款被许可产品照片、图片和规格给许可方，以获得许可方对此款产品生产的事先书面批准。

10.8 The Licensee shall not affix, attach, label or otherwise use the Licensed Trademarks on any product of inferior quality for sale, which may jeopardize the reputation and good will of the Licensed Trademarks.
被许可方不得在任何可能损害被许可商标声誉及良好的形象的劣质产品贴上、附上、贴标签或

另外使用被许可商标。

10.9 For the purpose of enforcing this Article, the Licensor shall reserve the right to inspect the Licensee's plants, offices and warehouses from time to time.
为执行此条款，许可方保留随时检查被许可方工厂、办公室和仓库的权力。

10.10 If the Licensed Trademarks were improperly used by the Licensee or the Licensed Products sold or to be sold by the Licensee are of inferior quality, the Licensee shall immediately stop such use of the Licensed Trademark and selling such Licensed Products of inferior quality. In such case, the Licensor shall be entitled to suspend the distribution or supply or production of the Licensed Products until the Licensee follows the Licensor's guideline of use of Trademark, or the Licensee improves the quality of Licensed products and obtains approval of Licensor.
如被许可方不正当使用被许可商标，或销售的被许可产品为劣质产品，被许可方应立即停止使用被许可商标和销售劣质产品。万一出现此情况，许可方有权延缓被许可产品的分发、供应或生产，直到被许可方听从许可方使用商标的指示，或被许可方提高被许可产品的质量并获得许可方批准。

10.11 Licensor may recommend or instruct the Licensee on the matters in connection with the use of the Licensed Trademarks on the Licensed Products, packaging, labels, advertising and promotional materials, in which case, the Licensee shall follow such recommendation or instruction.
许可方可推荐或指示被许可方有关在被许可产品、包装材料、广告和推广材料上的被许可商标的使用方法。被许可方应顺从此推荐或指示。

Article 11. Trademark Rights

条款 11 商标权

11.1 The Licensee agrees not to contest or aid any third party in contesting, whether directly or indirectly, the validity of or title to any of the Licensed Trademarks for which the license is granted to the Licensee by the Licensor hereunder, and acknowledges that the Licensed Trademarks shall remain the sole and exclusive property of the Licensor.
被许可方应同意，不得直接或间接侵犯或者帮助任何第三方侵犯许可方已授权被许可方的被许可商标的合法性，并承认被许可商标是许可方的独有专项财产。

11.2 The Licensee shall not apply or cause any third party to apply for the registration of the Licensed Trademarks, in whole or in part, or any other similar marks with respect to the Licensed Products or any other products in the Territory or any other territory.
被许可方不得在区域内或其它区域,为被许可产品或其它任何产品，申请或促使任何第三方注册被许可产品的被许可商标的全部或部分，或者与其相似的其它商标。

11.3 The Licensee shall not represent at any time that it has any right in or title to the Licensed Trademarks except as otherwise specifically provided herein, and shall not do or cause any third party to do any act or thing which may in any way impair the Licensor's rights or title to the Licensed Trademarks.
除非在此另外明确，被许可方在任何时候都不得表述其拥有被许可商标的任何权利。被许可方必须同意不做出或不促使任何第三方做出以任何方式损害被许可方或被许可商标权利的行为或事件。

11.4 If the Licensee has found or becomes aware that the Licensed Trademark is disputed or infringed upon by a third party, the Licensee shall promptly inform the Licensor thereof and assist the Licensor to take necessary steps to protect their rights against such third party.
若被许可方发现或意识到被许可商标被第三方争议或者侵犯，被许可方应当立即通知许可方

并且协助许可方采取必要手段保护其权力。

11.5 Except as otherwise provided in this Agreement, the Licensee shall neither establish a new company nor change its company name, business name, trade name, etc. using any mark that is the same or similar to the Licensed Trademarks without prior written approval of the Licensor.
除此合同另外规定外，被许可方不能在没事先得到许可方书面同意下，用任何与被许可商标相同或类似的标志建立新公司或者更改公司名称、营业名称、商品名等。

11.6 Except as otherwise provided in this Agreement, the Licensee shall not apply or cause any third party to apply for the registration of any internet domain name which includes, in whole or in part, the designs, letters or words of the Licensed Trademarks or any other similar marks. In case the Licensee desires to use such internet domain name for marketing and sale of Licensed Products, the Licensee shall request, to the Licensor, for the registration or use of such internet domain name, and the Licensor may allow the Licensee to register or use such internet domain name only until the expiration or termination of this Agreement, in which event the Licensee shall assign or transfer such internet domain name to the Licensor free-of-charge and at the costs and expenses of the Licensee.
除此合同另外规定外，被许可方不得申请或促使第三方申请，包含全部或部分被许可商标设计、文字或字母在内的任何网络域名的注册。若被许可方需要此类网络域名的注册用于产品的销售以及市场开拓，被许可方应向许可方要求此类网络域名的注册和使用，同时，许可方应当允许被许可方注册和使用此类网络域名直到此合同到期或终止，届时被许可方将无偿指派或转让此网络域名给许可方，所有费用和开支由被许可方承担。

11.7 The Licensee hereby irrevocably transfers and assigns to the Licensor, without any and further compensation, any and all of the Licensee's rights, title and interests in any mark that is the same or similar to the Licensed Trademarks. If the Licensee obtains, in the future, any right, title and interest in and to any mark that is the same or similar to the Licensed Trademarks by application for registration or by assignment or transfer from a Person other than the Licensor, the Licensee hereby agrees to assign or transfer such right, title and interest to the Licensor without any compensation thereto.
被许可方应无偿并不可撤消地将其所有与被许可商标相同或类似的标志权利、权力和利益转让和分派给许可方。如被许可方通过申请注册或从除许可方外的其它人处将获得任何与被许可商标相同或类似的标志权利、权力和利益，被许可方应同意无偿转让和分派此权利、权力和利益给许可方。

11.8 The Licensee shall be responsible for checking the validity of registration of the Licensed Trademarks in the Territory. Even if the authorities concerned in the Territory do not approve the registration of the Trademarks, the Licensee shall not raise any claim against the Licensor, and shall not request for any compensation or refund in any case to the Licensor.
被许可方应有责任在区域内查询被许可商标注册的合法性。即使区域内权威机构不批准商标的注册，被许可方无论如何不可对许可方提出投诉、索赔和费用退还。

Article 12. Representations and Warranties

条款 12　　陈述和保证

Except as otherwise provided in this Agreement, the Licensee hereby represents and warrants to the Licensor that, as of the date of this Agreement, the following statements are and shall be true and correct in all material respects:
除此合同另外规定外，被许可方据此对许可方陈述和保证，从此合同生效日起，如下有关实质性声

明将是真实和正确的：

12.1 Organization and Good Standing. The Licensee: (i) is a corporation duly organized, validly existing, and in good standing under the laws of its home country; (ii) has the corporate power and authority to conduct the business in which it presently is engaged, to enter into this Agreement, and to perform its obligations hereunder; and (iii) is qualified to do business in, and is in good standing in, each jurisdiction of the Territory where the nature of its business in such jurisdiction requires it to be so qualified.

机构和良好声望 被许可方：（i）是在其国家法律规定下合法组成、正当存在和拥有良好声望的法人。（ii）拥有法人权力和有权运作目前进行的商业，有权参加此合同和履行其在此之下的职责。和（iii）有资格和声望在区域内进行其商业性质权限要求的买卖。

12.2 Authorization and Binding Effect. All corporate action on the part of the Licensee and its officers and directors necessary for the authorization, execution, and delivery of this Agreement and for the performance of all of the Licensee's obligations hereunder has been taken, and this Agreement, when executed and delivered, shall constitute a valid and legally binding obligation of the Licensee enforceable against the Licensee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, and other laws affecting creditors' rights generally or by general equitable principles.

授权和约束作用 对于此合同的授权、执行同交付，及所有被许可方职责的履行，被许可方及其管理人员和董事方要经过股东或监督委员会的决议。当此合同执行和交付时，应制定对被许可方关于此条款有效和合法的强制约束义务。 破产，无力偿还和其他法律影响债权人执行或一般公平原则执行除外。

12.3 Execution, Delivery and Performance. The execution, delivery, and performance by the Licensee of this Agreement do not: (i) violate or breach the certificate of incorporation or by laws of the Licensee; (ii) violate or conflict with any applicable laws; (iii) violate, breach, cause a default under, or otherwise give rise to a right of termination, cancellation, or acceleration with respect to (presently, with the giving of notice or the passage of time), any agreement, contract, or instrument to which the Licensee is a party or by which any of its assets are bound; or (iv) result in creation or imposition of any lien, pledge, mortgage, claim, charge, or encumbrance upon any assets of the Licensee.

执行、交付和履行 此合同下被许可方的执行、交付和履行，不可：（i）侵犯或违背被许可方的公司章程或法律；（ii）违反或与适当法律相冲突；（iii）违犯、违反、促使在任何合同、协议或手段下违约或另外引起终止、取消或加快关于被许可方或其资产被约束（目前，被通知或时间通过）的权力。(iv)导致被许可方任何资产留置权、抵押品、抵押、要求、费用或阻碍的产生或被迫接受。

12.4 Governmental and Other Consents. No consent, authorization, license, permit, registration or approval of, or exemption or other action by, any Person is required in connection with the Licensee's execution and delivery of this Agreement or with the performance by the Licensee of its obligations hereunder.

政府或其它的允诺 关于此合同被许可方的执行和交付或其职责的履行，任何人不可要求同意、授权、许可、允许、登记或批准或免除或其它行为。

12.5 Inconsistent Obligations. The Licensee has, as of the effective date of this Agreement, no obligation or commitment, and will not, during the term of this Agreement, assume or undertake any obligation or commitment that is inconsistent with its obligations under this Agreement.

矛盾职责 此合同有效期起，在合同期限内，被许可方无义务或许诺在合同下承担与其义务不一致的职责。

Article 13. Warranty for the Products

条款 13 产品保证

13.1 The Licensee shall be responsible for the execution of and costs and expenses for the warranty for the Licensed Products, including, but not limited to, the after-sales service.
被许可方应对许可产品保证的执行的成本和开支负责，包括但不局限于售后服务。

13.2 In the event any cost or expense arising from the warranty or after-sales service for any Licensed Product is disbursed by the Licensor on behalf of the Licensee, the Licensee, in addition to reimbursing the Licensor for such expenditure, shall indemnify and hold harmless the Licensor from all damages, claims, losses or expenses, including, but not limited to, reasonable attorney's fee arising directly or indirectly from the execution of the warranty or after-sales service for such Licensed Product.
如果任何由许可产品保证或售后服务引起的成本和开支须许可方代表被许可方支付，被许可方除偿还许可方此支出外， 还须赔偿并使许可方避免遭受所有损害,投诉,损失或费用，包括但不局限于由执行被许可产品保证或售后服务直接或间接产生的合理的代理费。

Article 14. Liability and Indemnification
条款 14 责任和补偿

14.1 The Licensee shall be liable to the Licensor for all damages, claims, losses or expenses, suffered or incurred by the Licensor, including, but not limited to, reasonable attorney's fee, arising directly or indirectly from any activity of the Licensee, including, but not limited to, marketing and sales of the Licensed Products.
被许可方应对许可方所遭受的所有损害,投诉,损失或费用负责，包括但不局限于由被许可方活动直接或间接产生的合理的代理费，其活动包括但不局限于被许可产品的买卖和销售。

14.2 The Licensee shall indemnify and hold harmless the Licensor, including its officers, directors, employees or agents, from all damages, claims, losses or expenses, suffered or incurred by the Licensor, its officers, directors, employees or agents, including, but not limited to, reasonable attorney's fee, arising directly or indirectly from any activity of the Licensee, including, but not limited to, marketing and sales of the Licensed Products.
被许可方应赔偿并使许可方包括其管理人员，董事，雇员或代理人避免遭受所有损害,投诉,损失或费用，包括但不局限于由被许可方活动直接或间接产生的合理的代理费，其活动包括但不局限于被许可商标的买卖和销售。

14.3 If there is a product liability or similar laws or regulations in the Territory, which establishes trademark owner's liability of reparation for the customers, the Licensee shall be solely liable for all damages, claims, losses or expenses, including, but not limited to, reasonable attorney's fee, and shall submit to the Licensor a product liability insurance policy of which the Licensor is the beneficiary.
如果区域内有产品责任或类似法律或规定强制商标拥有者承担赔偿给消费者的责任条文，被许可方应独立承担所有损害,投诉,损失或费用，包括但不局限于合理的代理费，并帮许可方购买产品责任保险，受益人是许可方。

14.4 Licensee shall be responsible for any intellectual property rights related to or required for Licensed Products purchased and/or sold by Licensee. Licensor shall be free from any damage, loss caused by or related to infringement of any intellectual property rights related to or required for the Licensed Products purchased and/or sold by Licensee.
被许可方应对有关买卖许可产品的任何知识产权或其要求负责。许可方对由被许可方采购或销售的有关许可产品的任何知识产权或其要求所引起的损害和损失免责。

14.5 Licensor is entitled to request, to Licensee, for the certifications, documents, references, or/and any materials which shows that Licensee is certified in intellectual property right related to or required for

the Licensed Products purchased and/or sold by Licensee, and Licensee shall provide Licensor with the required certifications, documents, references, or/and any materials.

许可方有权要求被许可方提供证明，文件，参考件或/和任何资料，以显示在知识产权上其有资格采购或销售被许可产品并符合其要求， 被许可方应提供许可方所要求的证明，文件，参考件或/和任何资料

Article 15. Disclaimer and Limitation of Liability

条款 15 责任放弃和限制

Notwithstanding anything else in this Agreement, in no event shall the Licensor be Liable to the Licensee or to any other person or entity with respect to any subject matter of this Agreement, under any equity, common law, tort, contract, estoppel, negligence, strict liability or other theory, for any (A) incidental, special, punitive, consequential or indirect damages or (B) damages resulting from loss of sale, business, profits, data, opportunity or goodwill, even if the remedies provided for in this Agreement fail of their essential purpose and even if the Licensor has been advised of the possibility of any of the forgoing damages.

尽管本合同包括其他任何方面，在任何衡平法、普通法、侵权行为、合同、禁止翻供、忽略、周密的责任或者其他理论学说的前提下，（A）对于任何意外的、特殊的、惩罚性的、必然的或者间接性的损失，或者（B）由于销售、营业、利润、数据、机会或者商誉的损失导致的损失，即使在此合同中规定的补偿措施达不到基本目的，以及许可方已被告知有关放弃赔偿的可能性，许可方在任何情况下都不会对被许可方、其他个人或机构以及与此合同有关的主体负责。

Article 16. Termination

条款 16 终止

16.1 Termination for Breach. Licensor may, at its option, terminate this Agreement in the event Licensee breaches any material obligation under this Agreement and fails to remedy or otherwise cure such breach within [15] days from the delivery or transmission date of such warning letter by registered air mail or courier service or email. For the purpose of this Article, the Articles containing material obligations includes, without limitations, Articles 4 (Territory), 8 (Report & Audit), 9 (Advertisements & Sales of the Products), 10 (Manner of Use of the Trademarks & Maintenance of the Product Quality), 11 (Trademark Rights), 12 (Representations & Warranties), 13 (Warranty for the Products), 18 (Prohibition of Assignment and Sub-Licensing), 20 (Confidentiality), 21 (Notice) and 26 (Governmental Approval).

违约的终止 如被许可方违背此合同中实质职责，在收到通过挂号信或快递或电子邮件投递的警告信 15 日内，如没有矫正或弥补此违约，则许可方可选择终止该合同。此条款目的为阐明实质职责条款，包括但不局限于条款 4（区域）、条款 8（报告和审计）、条款 9（产品的销售和广告）、条款 10（商标使用的方式和产品质量的维护）、条款 11（商标权）、条款 12（陈述和保证）、条款 13（产品保证）、条款 18（委派和转许可的禁止）、条款 20（保密条款）、条款 21（通知）和条款 26（政策的批准）。

16.2 Termination for Failure of royalty payment. The Licensor shall reserve the right to terminate the Agreement at anytime without prior notice or action in the event of failure of Licensee's Royalty payment stipulated in Article 9(Royalties) and Annex 3(The payment Schedule of the Minimum Royalties).

不履行费用付款的终止 根据条款 9（商标使用费）和附件 3（最低商标使用费的付款时间表），如被许可方不履行商标费付款，许可方保留在不事先通知或行动的前提下在任何时候终止该合同的权利。

16.3 Brand Image. If the Licensee, in the judgment of Licensor, injures or causes injury to the brand image of the Licensed Trademarks, the Licensor may demand rectification in writing. If the Licensee fails to rectify such injury within [30] days from the delivery or transmission date of such warning letter by registered air mail or courier service or email, the Licensor shall be entitled to terminate this Agreement.

商标形象 根据许可方判断，如被许可方损害或导致被许可商标形象受损，被许可方需书面要求整顿。如被许可方在收到通过挂号信或快递或电子邮件投递或发送的警告信 30 日内不纠正此伤害，许可方有权终止该合同。

16.4 Insolvency. This Agreement shall be terminated immediately, without further notice or action by the licensor, in the event: (a) the other Party shall become insolvent, or shall make or seek to make an arrangement with, or an assignment for the benefit of, creditors; (b) proceedings in voluntary or involuntary bankruptcy shall be instituted by, on behalf of, or against such other Party; or (c) a receiver or trustee of the property of the other Party shall be appointed.

破产 在以下情况，此合同将不需许可方进一步通知或行动而被立即终止：（a）另一方破产，或进行或寻求债权人利益的安排或分配。（b）另一方主动或被动地进行破产。（c）另一方财产被接收或托管。

16.5 No Liability for Termination. Neither the expiration nor termination of this Agreement in accordance with this Agreement shall subject either Party to any liability or obligation to the other Party or to any other Person, either by operation of law or on any other basis, except as specifically set forth in this Agreement.

无责终止 此合同的到期和终止，任何一方对另一方或其它人无任何责任和义务，法律的实施和其它根据也如是，此合同明确规定除外。

Article 17. After Termination

条款 17 合同终止后

17.1 Upon expiration or termination of this Agreement, each Party's duties and obligations under this Agreement with respect to the Licensed Products shall cease as of the effective date of such expiration or termination; provided, however, that a Party's other duties and obligations under this Agreement that, by their nature, are to be performed or observed after such expiration or termination.

合同到期或终止后，各方关于授权产品的责任和义务到有效期终止。然而，无论如何，如一方在此合同下仍有其合理的责任和义务，则在到期或终止后仍将履行或遵守此责任和义务。

17.2 Upon expiration or termination of this Agreement, the Licensee shall immediately cease using the Licensed Trademarks in all of the Licensee's activities, including, but not limited to, marketing and sales of the Licensed Products. However, if the Licensee has remaining stocks of the Licensed Products, the Licensee shall dispose them within [3] months from the date of expiration or termination of this Agreement. Any Licensed Product remaining at the end of foregoing 3 month period shall immediately be destroyed at the Licensee's costs and expenses, and the Licensee shall provide a letter confirming such destruction to the Licensor within 1 week from the destruction.

合同到期或终止后，被许可方应立即在其所有活动中停止使用被许可商标，活动包括但不限于被许可商标的买卖和销售。然而，如被许可方仍有被许可产品库存，须在合同到期或终止日三个月内进行处理。上述三月后仍存在的被许可产品须由被许可方自费销毁，并在一星期内提供给许可方公函以确认销毁。

17.3 Despite expiration or termination of this Agreement, the Licensee shall undertake any and all after-sales service and warranty of the Licensed Products by the range and for the period of legal basis in

territory at its own costs and expenses, regardless of whether the Licensor has designated a new licensee for the Territory. In case that Licensee does not perform after-sales service and warranty of the Licensed Products properly by the viewpoint of Licensor, Licensor has the right to claim Licensee for jeopardizing the image or quality of Trademark, and Licensee shall compensate for the actual and administrative cost of Licensor for the scope to perform or normalize after-sales service and warranty of the Licensed Products by the range and for the period of legal basis in the territory.
尽管合同到期或终止，被许可方仍应自费承担区域内法定期限的所有被许可产品的售后服务和保证，而不管许可方是否在区域内已有新的被许可方。万一许可方认为被许可方没有适当地履行对被许可产品的售后服务和保证，许可方有权声称被许可方危害商标形象和质量，对在区域内法定时限和范围内许可方为执行或规范被许可产品售后服务和保证而付出的实际管理费用，被许可方应给予承担。

17.4 Despite expiration or termination of this Agreement, the Licensee shall continue to pay any Royalties that accrue on or before the date of expiration or termination of this Agreement.
尽管合同到期或终止，被许可方应继续支付此合同到期或终止日期当天或之前的商标使用费。

Article 18. Prohibition of Assignment and Sub-Licensing
条款 18　委派和转许可的禁止

18.1 The Licensee shall not assign, transfer or sub-license this Agreement or any rights or obligations herein without prior written consent of the Licensor by any method whatsoever, even in cases of merger or similar corporate restructuring.
在未经许可方事先书面同意情况下，被许可方不能以任何方式委派、转移或转许可此合同及其所有权利和义务，即使合并或公司结构变更也不可以。

18.2 If such assignment, transfer or sub-licensing is made with prior written consent of the Licensor, the Licensee shall cause the assignee, transferee or sub-licensee to be subjected to this Agreement.
若发生委派、转移或转许可，被转许可方应遵守此合同。

Article 19. Governing Law and Arbitration
条款 19　管辖法律和仲裁

19.1 This Agreement shall be governed by the law of the Republic of Korea in all respects of validity, construction, and performance thereof without regard to its conflict of laws principles or rules.
此合同中的有效性,合法性，解释和履行适用于韩国法律，不考虑法律规则或惯例之间的互相抵触。

19.2 Any dispute, controversy or difference which may arise between the Parties hereto in relation to this Agreement or the breach thereof, which may not be settled by mutual agreement without undue delay, shall be settled by arbitration in the Korea Commercial Arbitration Board ("KCAB") in Seoul, Korea in accordance with the International Arbitration Rules of the KCAB. The award thereof shall be final, and bind both Parties hereto.
任何可能由此合同引起的抗辩、争论或者异议，或者在无不合理延迟情况下由双方合同无法解决的侵害行为，应当由位于韩国首尔的韩国商业仲裁委员会依据其国际仲裁规则进行调解。其裁定为最后裁定，并且对合同双方有约束力。

Article 20. Confidentiality
条款 20　保密条款

Neither Party shall disclose any information contained herein to any third party nor use such information for any purpose other than for purposes of this Agreement without the prior written consent from the other Party; provided, however, that the contents hereof may be disclosed only (a) as required by applicable law, (b) in connection with the enforcement of this Agreement, or (c) to the agents of either Party who have a need to know such information.

在没得到对方提前许可的情况下，任何一方不可透露此合同信息给第三方，也不可在此合同用途外使用这些信息。然而，这些内容只可在以下情形透露 (a) 在适用法律要求下。(b) 与此合同执行有关的情况下。(c)合同一方代理有需要知道此信息的情况下

Article 21. Notice

条款 21 通知

21.1 All necessary notices in connection with this Agreement shall be written in English or Chinese and delivered by registered air mail, courier service or E-mail. If a notice is given by express registered air mail or courier service, it shall be deemed to have been received by 3 days after the date of delivery.
与此合同有关的所有必要的通知，须以英文或者中文书写，并通过航空挂号信，快递服务和电子邮箱投递。如通知已通过航空挂号信或快递服务寄出，将被视为通知在投递日三日后被对方接收。

21.2 If either Party alters its company name or registered address, such Party shall immediately notify the other Party thereof.
若一方公司名称和注册地址改变，必须立即通知合同另一方。

Article 22. Injunctive Relief

条款 22 禁止令

It is understood and agreed upon that, notwithstanding any other provision of this Agreement, breach of this Agreement by the Licensee to this Agreement may cause irreparable damage for which recovery of money would be inadequate. The Licensor shall be entitled to timely injunctive relief to protect the Licensor's right s under this Agreement in addition to any and all remedies at law in any competent jurisdiction.

此条款作此理解和同意，尽管此合同另外有规定，被许可方对此合同的违约可能导致不可挽回的金钱补偿也不适当的损失。许可方有权及时执行禁止令减轻和保护许可方在此合同下的权利，在法律下任何可行的权限补救情况除外。

Article 23. Entire Agreement

条款 23 完全合同条款

This Agreement sets forth the entire promises and understandings between both Parties as to the subject matter hereof. All consents or understandings on the subject matter hereof made on or before the execution of this Agreement, whether in written or oral form, shall be nullified upon the execution of this Agreement. No amendment, modification or alteration of any term of this Agreement shall be binding on each Party unless the same shall be made in writing, and executed by or on behalf of the Parties.

此合同公布了双方对合同中提及的条款的全部承诺和理解。此合同执行前的所有与之有冲突的承诺和理解，无论是书面或者口头的，都在此合同执行后无效。除非相同的条款用书面形式明确和由双方代表合同执行，任何此合同条款的调整，修改和改变都对双方有约束力。

Article 24. Severability

条款24 中止条款

Any term or provision of this Agreement held to be illegal or unenforceable shall be deemed amended to conform to applicable laws or regulations, or if it cannot be so amended without materially altering the intention of the Parties it shall be stricken and the remainder of the Agreement shall remain in full force and effect.

如此合同中的任何条款或规定是违法或不可行的，需被视为道歉并遵照适用的法律或规定；如其并没本质改变双方意图，则不用赔偿，此部分有瑕疵，合同其他部分仍然有效。

Article 25. Waiver

条款 25 弃权条款

All waivers hereunder shall be made in writing, and the failure of any Party at any time to require the other Party's performance of any obligations under this Agreement shall not affect the right subsequently to require performance of the obligation. Any waiver of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision or a waiver or modification of the provision.

所有的弃权都必须使用书面形式，并且任一方在合同规定下任何时候要求对方履行义务未成功时并不影响随后要求履行职责的权利。合同任何规定的违背弃权行为不允许成为随后的违背规定和修改规定的理由。

Article 26. Governmental Approval

条款26 政策的批准

In the event that any approval or registration with respect to this Agreement in the Territory is required, the Licensee shall be responsible for the execution of and the expenses for such approval and/or registration.

区域内任何有关此合同的被要求的批准或注册事项，被许可方都必须负责相关批准和注册的执行和费用。

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement in English to be executed in duplicate to be signed by their duly authorized officers or representatives as of the date above first written on the cover page of this Agreement.

以资证明，本合同英文版本具有法律效力。此合同一式二份，由双方授权人或代表于合同封面页上述日期签字。

HYUNDAI CORPORATION 现代综合商事株式会社	HYUNDAI LIGHT & ELECTRIC (HZ) CO., LTD. 现代照明电气(惠州)有限公司
NAME: Seungho Chang 姓名： 张胜皓	NAME: Li Xue Mei 姓名： 厉雪梅
TITLE: General Manager 职位： 总经理	TITLE: President 职位： 总裁

Annex. 1 Trademarks
附件 1 商标

1) Trademark design
商标设计

HYUNDAI

2) Conditions
条件

- Color and size of brand logo may be adjusted in consideration of overall balance with the design of Licensed Product.
商标标识语的颜色和尺寸可根据被许可产品整体设计调整。

- Vertical and horizontal ratio and thickness of brand logo shall not be changed.
商标标识语的长宽比例和字体不可改变。

Annex. 2 Products
附件 2 产品

- Wiring Accessories and Lighting Products
  电工及灯具产品

Annex. 3 The Payment Schedule of the Minimum Royalties
附件 3 最低商标使用费付款时间表

1. 1st year : Total USD [redacted]
   第一年： 共 [redacted] 美金
   (a) On or before 17 September, 2008: USD [redacted]
   2008 年 9 月 17 日之前: [redacted] 美金
   (b) On or before 10 November, 2008 : USD [redacted]
   2008 年 11 月 10 日前 [redacted] 美金
   (c) On or before 10 February, 2009 : USD [redacted]
   2009 年 2 月 10 日前 [redacted] 美金
   (d) On or before 10 May, 2009 : USD [redacted]
   2009 年 5 月 10 日前 [redacted] 美金

2. 2nd year : Total USD [redacted]
   第二年： 共 [redacted] 美金
   (a) On or before 10 August, 2009: USD [redacted]
   2009 年 8 月 10 日之前: [redacted] 美金
   (b) On or before 10 November, 2009 : USD [redacted]
   2009 年 11 月 10 日前 [redacted] 美金
   (c) On or before 10 February, 2010 : USD [redacted]
   2010 年 2 月 10 日前 [redacted] 美金
   (d) On or before 10 May, 2010 : USD [redacted]
   2010 年 5 月 10 日前 [redacted] 美金

3. Subsequent renewals : To be determined by both Parties
   以后的更新： 由双方决定

Annex. 4 Monthly Sales Report
附件 4　　月份销售报表

MONTHLY SALES REPORT FORM
月份销售报表

Date 日期	Product 产品	Model 型号	Q'ty 数量	Unit Price 单价	Amount 数额	Remarks 备注
	Total 合计					